UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]		Definitive Proxy Statement
[	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to § 240.14a-12

NEW CENTURY EQUITY HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials:

[    ]             Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 28, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of New Century Equity Holdings Corp. (the “Company”). The Annual Meeting will be held on June 2, 2006, at 10:00 a.m. local time, at the Company’s offices located at 300 Crescent Court, Suite 1110, Dallas, Texas, or at any adjournment or postponement thereof.

This year, you are being asked to ratify the appointment of Burton McCumber & Cortez, L.L.P. as our independent accountants for fiscal 2006, and act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. These matters are discussed in greater detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. There are no directors up for election at this year’s Annual Meeting.

Regardless of the number of shares you own and whether or not you expect to be present at the Annual Meeting, please mark, sign, date and promptly return the enclosed Proxy Card in the envelope provided. Returning the Proxy Card will not deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark E. Schwarz

Chairman of the Board

NEW CENTURY EQUITY HOLDINGS CORP.

300 Crescent Court, Suite 1110

Dallas, Texas 75201

(214) 661-7488

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of New Century Equity Holdings Corp. (the “Company”) will be held on June 2, 2006, at 10:00 a.m., local time, at the Company’s offices located at 300 Crescent Court, Suite 1110, Dallas, Texas, or at any adjournment or postponement thereof to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	To ratify the appointment of Burton McCumber & Cortez, L.L.P. as the Company’s independent public accountants for fiscal 2006; and
2.

To act upon any other matter that may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors of the Company is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on April 25, 2006 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be maintained and available for inspection at the Company’s principal executive offices at 300 Crescent Court, Suite 1110, Dallas, Texas 75201 during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open for the examination by any stockholder for any purpose germane to the Annual Meeting during this time. The list will be produced at the time and place of the Annual Meeting and will be open during the whole time thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors

Steven J. Pully

Chief Executive Officer

Dated: April 28, 2006

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

NEW CENTURY EQUITY HOLDINGS CORP.

300 Crescent Court, Suite 1110

Dallas, Texas 75201

________________________________________

PROXY STATEMENT

_________________________________________

INTRODUCTION

This Proxy Statement is being provided to the stockholders of New Century Equity Holdings Corp., a Delaware corporation (the “Company”, “we,” “our” or “us”), in connection with the solicitation of proxies by the Board of Directors for use at the 2006 Annual Meeting of Stockholders or any adjournment thereof (the “Annual Meeting”) to be held on June 2, 2006, at 10:00 a.m., local time, at the Company’s offices located at 300 Crescent Court, Suite 1110, Dallas, Texas, or at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Annual Meeting will be voted.

At the Annual Meeting, stockholders will be asked to act upon (i) the ratification of the appointment of Burton McCumber & Cortez, L.L.P. as our independent public accountants for fiscal 2006 and (ii) any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The mailing address of the Company’s principal executive offices is 300 Crescent Court, Suite 1110, Dallas, Texas 75201.

The Annual Report on Form 10-K for the year ended December 31, 2005 is being furnished with this Proxy Statement and Proxy Card, which are being mailed on or about May 1, 2006 to the holders of record of Common Stock and Series A Preferred Stock on the Record Date (as defined below). The Annual Report on Form 10-K does not constitute a part of this Proxy Statement.

RECORD DATE AND VOTING SECURITIES

The securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock, $0.01 par value (the “Common Stock”), and shares of Series A Convertible Preferred Stock, $0.01 par value (the “Series A Preferred Stock”). At the close of business on April 25, 2006, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), there were 34,653,104 outstanding shares of Common Stock and 4,807,692 outstanding shares of Series A Preferred Stock.

QUORUM AND VOTING REQUIREMENTS

A majority of the outstanding shares of Common Stock and Series A Preferred Stock, together, entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares will be counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting, or if you have properly submitted a proxy card. Abstentions and broker non-votes (which are described below) will be considered to be shares present at the Annual Meeting for purposes of a quorum.

The holders of record of Common Stock (the “Common Stockholders”) on the Record Date will be entitled to one (1) vote per share. The holders of record of Series A Preferred Stock (the “Preferred Stockholders”) on the Record Date will be entitled to four (4) votes per share (which represents the number of shares of Common Stock that each share of Series A Preferred Stock is convertible into) on all matters on which the Common Stockholders are entitled to vote and one (1) vote per share on all matters on which the Preferred Stockholders are entitled to vote as a separate class.

ABSTENTIONS AND BROKER NON-VOTES

The effect of abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. For the purpose of determining whether stockholders have approved a matter, abstentions are treated as shares present or represented and voting. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, though they are counted toward the presence of a quorum as discussed above.

REQUIRED VOTES

For the ratification of the appointment of the public accountants to be approved, the favorable vote of a majority of shares present and entitled to vote thereon is required. Abstentions count for quorum purposes and will have the same effect as a vote against the proposal to ratify the appointment of the auditors.

VOTING OF PROXIES

Stockholders whose shares are registered in their own names may vote by mailing a completed Proxy Card. To vote by mailing a Proxy Card, please complete, date and sign the accompanying Proxy Card and promptly return it in the enclosed envelope or otherwise mail it to the Company. Properly executed Proxy Cards received in time for the Annual Meeting will be voted. Stockholders are urged to specify their choices on the Proxy Card, but if no choice is specified, eligible shares will be voted FOR the ratification of the appointment of Burton McCumber & Cortez, L.L.P. as our independent public accountants. As of the date of this Proxy Statement, management of the Company knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed Proxy Card will have discretionary authority to vote such Proxy Card in accordance with their best judgment on such matters. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the Annual Meeting and voting in person.

ATTENDANCE AT THE ANNUAL MEETING

If your shares are held by a bank, broker or other intermediary and you plan to attend the Annual Meeting, please send written notification to New Century Equity Holdings Corp., 300 Crescent Court, Suite 1110, Dallas, Texas 75201 and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

RIGHTS OF PREFERRED STOCKHOLDERS

Newcastle Partners, L.P. (“Newcastle”) currently owns all the outstanding Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, (1) the Board of Directors shall not exceed four members, (2) the Company may not increase its authorized capitalization, and (3) the Company may not adversely affect the rights, rankings, and preferences of the Series A Preferred Stock, without the written consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, voting as a separate class. So long as any shares of the Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock shall be entitled (1) to vote as a separate class to elect two directors to the Company’s Board of Directors and to pass upon any matters that affect the rights, value, or ranking of the Series A Preferred Stock and (2) to vote on all other matters on which holders of Common Stock shall be entitled to vote, casting such number of votes in respect of such shares of Series A Preferred Stock as shall equal the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible. The other powers, preferences, rights, qualifications and restrictions of the Series A Preferred Stock are more fully set forth in the Certificate of Designations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership as of the Record Date of the Company’s voting securities by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s voting securities, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers as a group.

As of the Record Date, 34,653,104 shares of the Company’s Common Stock and 4,807,692 shares of the Company’s Series A Preferred Stock were outstanding. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the SEC. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o New Century Equity Holdings Corp., 300 Crescent Court, Suite 1110, Dallas, Texas 75201.

Information with respect to beneficial ownership of the persons and entities named in the table below is based upon information furnished by them to the Company or contained in filings made with the SEC.

	Shares Beneficially Owned
	Series A Preferred Stock		Common Stock		% Total Voting Power(3)
Name of Beneficial Owner	Shares	%(1)	Shares	%(2)
5% Security Holders
Newcastle Partners, L.P.(4)	4,807,692	100%	19,380,768(5)	36.0%	36.0%

Jack Silver SIAR Capital LLC 660 Madison Avenue New York, NY 10021	0	0%	3,333,000(6)	9.6%	6.2%

Michael R. Smith 5302 Avenue Q Lubbock, TX 79412	0	0%	2,308,841(7)	6.7%	4.3%

	Shares Beneficially Owned
	Series A Preferred Stock		Common Stock		% Total Voting Power(3)
Name of Beneficial Owner	Shares	%(1)	Shares	%(2)

Named Executive Officers and Directors

Mark E. Schwarz	4,807,692(4)	100%	19,480,768(8)	36.1%	36.1%

Steven J. Pully	0	0%	100,000(9)	*	*

John Murray	0	0%	33,333(10)	*	*

James Risher 1900 Eastwood Road Suite 11 Wilmington, NC 28403	0	0%	90,000(11)	*	*

Jonathan Bren 767 5th Avenue 23rd Floor New York, NY 10153	0	0%	0	0%	0%

All directors and executive officers as a group (five persons)	4,807,692	100%	19,704,101(15)	36.3%	36.3%

_________________________

*	Less than 1%
(1)	Percentage ownership is based on 4,807,692 shares of Series A Preferred Stock outstanding as of the Record Date.
(2)

Percentage ownership is based on 34,653,104 shares of Common Stock outstanding as of the Record Date. With the exception of shares that may be acquired by employees pursuant to the Company’s 401(k) retirement plan, a person is deemed to be the beneficial owner of Common Stock that can be acquired within 60 days after the Record Date (or acquired as discussed in footnote (5) below) upon exercise of options or conversion of convertible securities. Each beneficial owner’s percentage ownership of Common Stock is determined by assuming that options or convertible securities that are held by such person, but not those held by any other person, and that are exercisable or convertible within 60 days of the Record Date (or as discussed in footnote (5) below) have been exercised or converted.

(3)

Percentage total voting power represents voting power with respect to all shares of the Company’s voting securities. The Series A Preferred Stock vote on all matters on which holders of Common Stock are entitled to vote, except as otherwise provided in the Certificate of Designations of Series A Preferred Stock. The shares of Series A Preferred Stock are currently entitled to four votes per share. The shares of Common Stock are entitled to one vote per share. Accordingly, the total number of votes that can be cast is 53,883,872.

(4)

Represents securities held by Newcastle as disclosed in a Schedule 13D/A filed by Newcastle with the SEC on April 24, 2006. Newcastle Capital Management, L.P. (“Newcastle Management’) as the general partner of Newcastle, may be deemed to beneficially own the securities beneficially owned by Newcastle. Newcastle Capital Group, L.L.C. (“Newcastle Capital”), as the general partner of Newcastle Management, which in turn is the general partner of Newcastle, may be deemed to beneficially own the securities beneficially owned by Newcastle. Mark E. Schwarz, as the managing member of Newcastle Capital, the general partner of Newcastle Management, which in turn is the general partner of Newcastle, may also be deemed to beneficially own the securities beneficially owned by Newcastle. Each of Newcastle Management, Newcastle Capital and Mr. Schwarz disclaims beneficial ownership of the securities beneficially owned by Newcastle except to the extent of their pecuniary interest therein.

(5)

Consists of 150,000 shares of Common Stock held directly by Newcastle and 19,230,768 shares of Common Stock underlying the Series A Preferred Stock held by Newcastle. Newcastle owns 4,807,692 shares of Series A Preferred Stock that are convertible into 19,230,768 shares of Common Stock, subject to adjustment, at any time after June 18, 2005. As the shares of Series A Preferred Stock were acquired by Newcastle in a transaction having the effect of changing the control of the Company, Newcastle may be deemed to beneficially own the 19,230,768 shares of Common Stock underlying the Series A Preferred Stock in accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(6)

Represents shares of Common Stock held by Jack Silver as disclosed in a Schedule 13G/A filed by Mr. Silver with the SEC on February 13, 2006. The 3,333,000 shares of Common Stock beneficially owned by Mr. Silver consist of (i) 2,520,500 shares of Common Stock held by the Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee, (ii) 106,500 shares of Common Stock held by the Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee, and (iii) 706,000 shares of Common Stock held by SIAR Capital LLC, a limited liability company of which Mr. Silver is a member and manager. Mr. Silver has sole voting and dispositive power with respect to all such shares.

(7)

Based on information disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2005. Based upon a January 2004 voting rights agreement, the Company holds the right to direct the vote of the Common Stock owned by Mr. Smith.

(8)

Consists of 100,000 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date and the 19,380,768 shares of Common Stock beneficially owned by Newcastle of which Mr. Schwarz may also be deemed to beneficially own by virtue of his power to vote and dispose of such shares. Mr. Schwarz disclaims beneficial ownership of the 19,380,768 shares of Common Stock beneficially owned by Newcastle except to the extent of his pecuniary interest therein.

(9)

Consists of shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date. Mr. Pully is the President of Newcastle Management. Mr. Pully disclaims beneficial ownership of the 19,380,768 shares of Common Stock beneficially owned by Newcastle.

(10)

Consists of shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date. Mr. Murray is the Chief Financial Officer of Newcastle Management. Mr. Murray disclaims beneficial ownership of the 19,380,768 shares of Common Stock beneficially owned by Newcastle.

(11)	Consists of shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.
(12)	Consists of shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.
(13)	Includes the shares and options held by the directors and executive officers named in the security ownership table.

DIRECTORS

There are currently four (4) directors serving on the Board of Directors consisting of Jonathan Bren, Steven J. Pully, James Risher and Mark E. Schwarz. The Certificate of Designations of Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”) relating to the Series A Preferred Stock, all of which is currently owned by Newcastle, provides that the Board of Directors shall not exceed four members and entitles the holders of the Series A Preferred Stock to vote as a separate class to elect two directors. The Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated By-Laws of the Company (the “By-Laws”) provide that the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified into three classes, as nearly equal in number as possible, serving staggered three-year terms. Accordingly, the two (2) director designees of the holders of Series A Preferred Stock are appointed at the discretion of Newcastle, and the remaining directors serve staggered three-year terms. Newcastle has informed the Company that it intends to re-appoint Messrs. Schwarz and Pully as its director designees at the Annual Meeting. The terms of Messrs. Bren and Risher do not expire until the 2007 and 2008 annual meeting of stockholders, respectively. Hence, there are no directors up for election at this Annual Meeting.

Name	Age	Position with Company	Director Since

Mark E. Schwarz	45	Chairman of the Board	June 2004
Steven J. Pully	46	Director, Chief Executive Officer and Secretary	June 2004
James A. Risher	63	Director	October 2004
Jonathan Bren	45	Director	May 2005

There are no family relationships between any two directors or executive officers.

Mark E. Schwarz has served as Chairman of the Board of the Company since June 18, 2004. Mr. Schwarz is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Management, a private investment management firm he founded in 1993 that is the general partner of Newcastle, a private investment firm. Mr. Schwarz has served as Chairman of the Board of Hallmark Financial Services, Inc., a property and casualty insurance company, since October 2001 and as its Chief Executive Officer since January 2003. He currently serves as Chairman of the Board of Bell Industries, Inc., a computer systems integrator, and Pizza Inn, Inc. (“Pizza Inn”), a franchisor and food and supply distributor, and a director of Nashua Corporation, a specialty paper, label and printing supplies manufacturer, Vesta Insurance Group, Inc., a holding company for a group of insurance companies, WebFinancial Corporation, a commercial and consumer lender, and SL Industries, Inc. (“SL”), a designer and producer of proprietary advanced systems and equipment for the power and data quality industry. Mr. Schwarz was named in a lawsuit filed by an alleged stockholder of the Company against various former directors and current directors of the Company, and the Company as a nominal defendant. All parties to the lawsuit have entered into a preliminary settlement. See the section entitled “LEGAL PROCEEDINGS” for a description of this matter.

Steven J. Pully has served as a director, Chief Executive Officer and Secretary of the Company since June 18, 2004. Mr. Pully has served as the President of Newcastle Management, the general partner of Newcastle, since January 2003 and has been with Newcastle since December 2001. He has served as a director of Pizza Inn since December 2002. From January 2003 to June 2004, he served as Chief Executive Officer of privately-held Pinnacle Frames and Accents, Inc., a domestic picture frame manufacturer. Prior to joining Newcastle Management, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities and from January 1997 to May 2000 he worked in the investment banking department at Bear Stearns, where he became a Senior Managing Director in 1999. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm Baker & Botts. Mr. Pully is a CPA, a member of the Texas Bar and is also a CFA charterholder. Mr. Pully was named in a lawsuit by an alleged stockholder of the Company against various former directors and current directors of the Company, and the Company as a nominal defendant. All parties to the lawsuit have entered into a preliminary settlement. See the section entitled “LEGAL PROCEEDINGS” for a description of this matter.

James A. Risher has served as a director of the Company since October 2004. Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. He has also served as a director of SL since May 2003. From February 2001 to May 2002, Mr. Risher served as Chairman and Chief Executive Officer of BlueStar Battery Systems International, Inc. (“BlueStar”), a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets. BlueStar filed a CCAA (a petition for reorganization under Canadian bankruptcy laws) in August 2001, and a plan of reorganization was approved in November 2001. From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry. He also served as Chairman of Exide from December 1997 to July 1998. Mr. Risher was named in a lawsuit by an alleged stockholder of the Company against various former directors and current directors of the Company, and the Company as a nominal defendant. All parties to the lawsuit have entered into a preliminary settlement. See the section entitled “LEGAL PROCEEDINGS” for a description of this matter.

Jonathan Bren serves as the Global Managing Partner of Bren Ventures L.L.C., an entity he formed in January of 2005 to make strategic investments in early stage hedge fund managers. From July 1998 to December 2004, Mr. Bren was a partner of Hunt Financial Ventures, L.P., which made strategic investments in early stage and emerging hedge fund managers and also made direct investments into other hedge fund operations. He also served as President of HFV Investments Inc., a broker dealer affiliated with Hunt Financial Ventures, L.P. During the fifteen years prior to joining Hunt Financial Ventures, L.P., Mr. Bren worked for a series of asset management, investment banking and merchant banking organizations.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The business of the Company is managed under the direction of its Board of Directors. The Board of Directors held three special meetings and took action on two occasions by unanimous written consent during 2005. Each of the directors of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served) during 2005. Each director is expected to make reasonable efforts to attend Board Meetings, meetings of committees of which such director is a member and the Annual Meeting of Stockholders. All of the Company’s directors were present at the previous Annual Meeting of Stockholders to the extent they served as directors at such time. The Board of Directors currently has an Audit Committee, a Compensation Committee and a Special Litigation Committee, but does not have a Nominating Committee. It is the intention of the Board of Directors to establish a Nominating Committee, consisting solely of independent directors.

Audit Committee

The Audit Committee is currently comprised of James Risher, who is not an employee of the Company or any of its subsidiaries. The Audit Committee is only comprised of one director although the Charter of the Audit Committee provides that at least three directors shall serve as members of the Audit Committee. The Audit Committee meets with the independent auditors and management representatives, recommends to the Board of Directors appointment of independent auditors, approves the scope of audits and other services to be performed by the independent auditors, considers whether the performance of any professional services by the auditors other than services provided in connection with the audit function could impair the independence of the auditors and reviews the results of audits and the accounting principles applied in financial reporting and financial and operational controls. The independent auditors have unrestricted access to the Audit Committee and vice versa. The Board of Directors has determined that James Risher satisfies the “audit committee financial expert” criteria established by the SEC. The Audit Committee held four meetings during the fiscal year ended December 31, 2005. James Risher is independent as independence is defined in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has adopted a written Charter of the Audit Committee which is attached as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2005.

Compensation Committee

The Compensation Committee is comprised of Jonathan Bren, who is not an employee of the Company or any of its subsidiaries. The Compensation Committee’s functions include making recommendations to the Board of Directors on policies and procedures relating to compensation and employee stock and other benefit plans of key executives and approval of individual salary adjustments and stock awards. The Compensation Committee did not meet during  fiscal year ended December 31, 2005.

Special Litigation Committee

On October 27, 2004, the Board of Directors formed the Special Litigation Committee consisting of Messrs. Pully, Risher and Schwarz for the purpose of investigating the claims of an alleged stockholder who claims that five former and three current directors breached their fiduciary duties to the Company. See the section entitled “LEGAL PROCEEDINGS” for a further description of this matter. The Special Litigation Committee held one meeting during the fiscal year ended December 31, 2005.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics (the “Code”) that applies to all directors, officers and employees. The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed in a Form 8-K. The Code is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Nomination of Directors

Currently, the Board of Directors does not have a Nominating Committee and the independent directors of the Board serve such function. The Board of Directors believes it would be appropriate for the Company to have a Nominating Committee. The independent directors of the Board of Directors identify prospective candidates to serve as directors by reviewing candidates’ credentials and qualifications, and interviewing prospective candidates before submitting their respective names to the Board of Directors. Each of the independent directors of the Board of Directors that serve the function of the Nominating Committee meet the criteria for being “independent” set forth under Section 4200(a)(15) of Nasdaq’s listing standards.

The independent directors of the Board of Directors consider recommendations for director nominees from a wide variety of sources, including members of the Company’s Board of Directors, business contacts, community leaders, other third-party sources and members of management. The independent directors of the Board of Directors also consider stockholders’ recommendations for director nominees that are properly received in accordance with the procedures for contacting directors described in this Proxy Statement.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The independent directors of the Board of Directors evaluate director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

The independent directors of the Board of Directors initially evaluate a prospective nominee on the basis of his or her resume and other background information that has been made available to the Board of Directors. An independent director of the Board of Directors will contact for further review and interview those candidates who the independent directors of the Board of Directors believe are qualified, who may fulfill a specific Board of Directors need and who would otherwise best make a contribution to the Board of Directors. If, after further discussions with the candidate, and other review and consideration as necessary, the independent directors of the Board of Directors believe that they have identified a qualified candidate, they will consider nominating the candidate for election as a director.

Other Executive Officers

In addition to Mr. Pully, the only other Executive Officer of the Company is John Murray, whose biographical information is set forth below:

John Murray (Age 37) has served as the Chief Financial Officer of the Company since June 18, 2004. Mr. Murray has served as the Chief Financial Officer of Newcastle Management, the general partner of Newcastle, since January 2003. From January 1998 until June 2001, Mr. Murray served as a partner at Speer & Murray, Ltd., a Dallas-based accounting firm. From October 1991 until November 1995, Mr. Murray served as an accountant with Ernst & Young, LLP. Mr. Murray has been a Certified Public Accountant since January 1992.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, there was compliance with all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information concerning compensation of the Chief Executive Officer and each of the following executive officers who served with the Company during fiscal 2005 (the “Named Executive Officers”).

		Annual Compensation		Long-Term Compensation Awards(1)
Name and Principal Position	Fiscal Year	Salary	Securities Underlying Options(#)	All Other Compensation

Steven J. Pully	2005	$ 150,000	--	$ 7,500(2)
Chief Executive Officer	2004	$ 81,346	150,000	$ 3,229(2)
and Secretary	2003	$ --	--	$ --

John P. Murray	2005	$ --	--	$ --
Chief Financial Officer	2004	$ --	50,000	$ --
	2003	$ --	--	$ --

(1)	The Named Executive Officers received no restricted stock awards or long-term incentive plan payouts during 2005, 2004 and 2003.
(2)	Represents $7,500 and $3,229 in 401(k) Retirement Plan contributions made on behalf of Mr. Pully during 2005 and 2004, respectively.

Options Granted in 2005

The Company did not award options to the Named Executive Officers during 2005.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table provides information related to options of the Company exercised by the Named Executive Officers of the Company during 2005 and the number and value of options held at December 31, 2005.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at FY-End		Value(2) of Unexercised In-the-Money Options at FY-End($)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Pully	0	$0	50,000	100,000	0	0
John Murray	0	$0	16,667	33,333	0	0

(1)	Market value of the underlying securities at exercise date, minus the exercise price.
(2)	Market value of the underlying securities at December 31, 2005 ($0.21), minus the exercise price.

EMPLOYEE BENEFIT AND STOCK OPTION PLANS

New Century Equity Holdings Corp. 401(k) Retirement Plan

The Company maintains the New Century Equity Holdings Corp. 401(k) Retirement Plan (the “401(k) Retirement Plan”). Participation in the 401(k) Retirement Plan is offered to all employees of the Company who are 21 years of age and who have completed six months of service during which they worked at least 500 hours (collectively, the “Participants”).

The 401(k) Retirement Plan is a 401(k) plan, a form of defined contribution plan, which provides that Participants may make voluntary salary deferral contributions, on a pre-tax basis, of between 1% and 15% of their base compensation in the form of voluntary payroll deductions up to a maximum amount as indexed for cost-of-living adjustments. During 2005, the Company made matching contributions equal to 100% of the first 5% of a Participant’s compensation contributed as salary deferral. The Company may from time to time make additional discretionary contributions at the sole discretion of the Company’s Board of Directors. The discretionary contributions, if any, are allocated to Participants’ accounts based on a discretionary percentage of the Participants’ respective salary deferrals. During 2005, the Company made no additional discretionary contributions to the 401(k) Retirement Plan.

1996 Employee Comprehensive Stock Plan

The Company has adopted the New Century Equity Holdings Corp. 1996 Employee Comprehensive Stock Plan (the “Employee Stock Plan”). The Employee Stock Plan provides for (i) the grant of incentive stock options (“ISOs”) under Section 422 of the Code, (ii) the grant of non-qualified stock options (“NQSOs”) that do not qualify under Section 422 of the Code, and (iii) the award of shares of restricted stock of the Company. Under the terms of the Employee Stock Plan, 14,500,000 shares of Common Stock have been reserved for the granting of options and awards of restricted stock. At December 31, 2005, options to purchase 2,214,451 shares were outstanding under the Employee Stock Plan. If any option or award granted under the Employee Stock Plan terminates, expires or is surrendered as to any shares, new options or awards may thereafter be made covering such shares.

The Employee Stock Plan is administered by the Compensation Committee. The Employee Stock Plan grants broad authority to the Compensation Committee to grant options or award restricted shares to full-time employees and officers of the Company and its subsidiaries (a total of two (2) eligible individuals at December 31, 2005), to determine the number of shares subject to options or awards and to provide for the appropriate periods and methods of exercise and requirements regarding the vesting of options and awards of restricted shares. The option price per share with respect to each option shall be determined by the Compensation Committee, but shall in no instance be less than the par value of the shares subject to the option. In addition, the option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant. The options are issued to the employees for a term of ten years. An ISO may be granted to a participant only if such participant, at the time the option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company or a subsidiary. The preceding restriction shall not apply if at the time the option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant. The aggregate fair market value of the stock (determined at the time the option is granted) with respect to which ISOs are exercisable for the first time by a participant in any calendar year (under all plans of the Company and of any parent or subsidiary), shall not exceed $100,000. There is no price requirement for NQSOs, other than the option price must exceed the par value of the Common Stock. The Compensation Committee may permit the option purchase price to be payable by transfer to the Company of Common Stock owned by the option holder with a fair market value at the time of exercise equal to the option purchase price.

The Employee Stock Plan permits the Compensation Committee to make awards of restricted shares of Common Stock that are subject to a designated period during which such shares of Common Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, which period shall not be less than one (1) year nor more than two (2) years from the date of grant. As a condition to any award, the Compensation Committee may require an employee to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any award for which such requirement is established shall automatically expire if not purchased in accordance with the Compensation Committee’s requirements within 60 days after the date of grant. The Compensation Committee may, at any time, reduce the restricted period with respect to any outstanding shares of restricted stock and any retained distributions with respect thereto awarded under the Employee Stock Plan. Shares of restricted stock awarded under the Employee Stock Plan shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

Each employee has the right to vote the restricted stock held by such employee, to receive and retain all cash dividends and distributions thereon and exercise all other rights, powers and privileges of a holder of Common Stock with respect to such restricted stock, subject to certain exceptions. Unless otherwise provided in the agreement relating to an award, upon the occurrence of a change of control, as defined in the Employee Stock Plan, all restrictions imposed on the employee’s restricted stock and any retained distributions shall automatically terminate and lapse and the restricted period shall terminate; provided, however, that if the change of control occurs within six months of the date of grant, the restrictions and the restricted period shall terminate on the six-month anniversary of the date of grant.

1999 CommSoft Acquisition Stock Option Plan

In December 1998, in connection with the Company’s acquisition of Communications Software Consultants, Inc. (“CommSoft”), the Company adopted the Billing Concepts Corp. 1999 CommSoft Acquisition Stock Option Plan (the “CommSoft Employee Stock Plan”). The CommSoft Employee Stock Plan provides for the grant of NQSOs. Under the terms of the CommSoft Employee Stock Plan, 173,153 shares of Common Stock were reserved for the granting of options. At December 31, 2005, options to purchase 1,747 shares were outstanding under the CommSoft Employee Stock Plan.

The CommSoft Employee Stock Plan is administered by the Compensation Committee. The CommSoft Employee Stock Plan granted authority to the Compensation Committee to grant options to those employees of CommSoft holding stock options to purchase shares of Class B common stock, $0.001 par value, of CommSoft on the closing date of the Company’s acquisition of all of the issued and outstanding capital stock of CommSoft under the terms of the Plan of Merger and Acquisition Agreement (the “Merger Agreement”). The Merger Agreement closed on December 18, 1998, at which date 88 former employees of CommSoft were eligible for grants under the CommSoft Employee Stock Plan. In addition, the Compensation Committee has the authority to determine methods of exercise. The option price per share with respect to each option was determined by a formula set forth in the Merger Agreement. The Compensation Committee may permit the option purchase price to be payable by transfer to the Company of Common Stock owned by the option holder with a fair market value at the time of exercise equal to the option purchase price.

Executive Qualified Disability Plan

The Company has adopted the New Century Equity Holdings Corp. Executive Qualified Disability Plan (the “Disability Plan”). The Disability Plan provides long-term disability benefits for certain key employees occupying management positions and/or certain other highly compensated employees of the Company who are determined by the Board of Directors, from time to time, to be eligible to participate. Benefits under the Disability Plan are provided directly by the Company based on definitions, terms and conditions contained in the Disability Plan documents. Benefits under the Disability Plan supplement benefits provided under the Company’s insured long-term disability plan. During 2005, there were no participants in the Executive Qualified Disability Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,216,198	$2.86	13,583,802
Equity compensation plans not approved by security holders	0	$0.00	0
Total	2,216,198	$2.86	13,583,802

Compensation of Directors

A total of 1,300,000 shares of Common Stock are subject to the Company’s 1996 Non-Employee Director Plan (the “Director Plan”). In November of 2002, the Board of Directors revised the Director Plan to reflect the following (effective with the Board of Directors meetings held in 2003): each non-employee director of the Company will be entitled to annual compensation consisting of $28,000 or stock options to purchase 100,000 shares of Common Stock. As an alternative, each non-employee director may elected a combination of stock and options. For the year 2005, Mr. Schwarz and Mr. Bren each elected to receive their annual compensation all in cash and Mr. Risher chose to receive his annual compensation half in the form of stock options to purchase 50,000 shares of Common Stock and half in the form of cash compensation equal to $14,000. In addition to the above, the Chairman of the Audit Committee is awarded stock options on an annual basis to purchase 40,000 shares of Common Stock. In conjunction with the Director Plan, options to purchase Common Stock were awarded to Mr. Risher in October 2004 as compensation for his services.

The awards are for services performed during 2005. For each quarterly Board meeting not attended by a non-employee director, twenty-five percent (25%) of such annual compensation (both cash and stock options) will be forfeited.

Employment Agreements

The Company has not entered into any employment agreements with current employees.

Compensation Committee Interlocks and Insider Participation

Jonathan Bren was the sole member of the Compensation Committee during the fiscal year ended December 31, 2005. There are no compensation committee interlocks as such term is defined in the Exchange Act.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee has furnished the following report on the Company’s executive compensation policies relating to compensation paid during fiscal 2005. The Compensation Committee did not award any discretionary bonuses, nor did it recommend the award of any discretionary restricted stock or stock options to the executive officers during the year. The Company has been in a period of transition seeking potential acquisition and merger candidates and new business opportunities. The Compensation Committee is currently comprised of one outside director, Jonathan Bren (Chairman).

Elements of Compensation Since Newcastle Obtained Control of the Company

Mr. Pully currently receives an annual salary of $150,000. None of the current executives are a party to an employment agreement with the Company. The Compensation Committee expects that if and when the Company expands its business and additional individuals are hired, the Company will modify its compensation procedures. However, the Compensation Committee will continue to evaluate Mr. Pully on an annual basis based on performance.

Conclusion

The Compensation Committee has furnished this report on its activities with respect to its oversight responsibilities during the year ended December 31, 2005. The report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

Compensation Committee of the Board of Directors

Jonathan Bren, Chairman

PERFORMANCE GRAPH

The Company’s Common Stock has been traded publicly since August 5, 1996. Prior to such date, there was no established market for the Common Stock. Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock to the cumulative return of the S&P 500 Stock Index and the S&P Data Processing and Outsourced Services Index for the period commencing on December 31, 2000 and ending December 31, 2005 (the “Measuring Period”). The Company selected the S&P Data Processing and Outsourced Services Index as a basis of comparison as it believes the issuers comprising this index are in the same line of business as Princeton eCom Corporation (“Princeton”), the investment in which the Company held a 36% interest up until June 2004. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on December 31, 2000. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05

NEW CENTURY EQUITY HOLDINGS CORP.	100.00	25.00	13.00	16.00	15.00	10.63
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
S & P DATA PROCESSING & OUTSOURCED SERVICES	100.00	108.86	77.38	90.56	95.48	100.75

The Performance Graph is based on historical data and is not necessarily indicative of future performance. The Performance Graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the Performance Graph shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

PROPOSAL I

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Burton McCumber & Cortez, L.L.P. to serve as the Company’s independent public accountants. Although it is not required to do so, the Board is submitting to stockholders for ratification the selection of Burton McCumber & Cortez, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2006. Such ratification of the selection of Burton McCumber & Cortez, L.L.P. will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and represented at the Annual Meeting. A representative of Burton McCumber & Cortez, L.L.P. will not be present at the Annual Meeting.

Aggregate fees for professional services rendered to the Company by Burton McCumber & Cortez, L.L.P. for the years ended December 31, 2005 and December 31, 2004 were as follows:

	2005	2004
Audit	$ 87,996	$ 129,195
Audit Related	0	0
Tax	0	0
Other	0	0
Total	$ 87,996	$ 129,195

Audit Fees

The aggregate fees billed by Burton McCumber & Cortez, L.L.P. for professional services required for the audit of the Company’s annual financial statements and the review of the interim financial statements included in the Company’s Forms 10-Q were $87,996 and $129,195 for 2005 and 2004, respectively.

Audit-Related Fees

The Company did not engage nor pay Burton McCumber & Cortez, L.L.P. for assurance and related services related to the performance of the audit of the Company’s annual financial statements or the review of the interim financial statements included in the Company’s Forms 10-Q for 2005 and 2004.

Tax Fees

The Company did not engage nor pay Burton McCumber & Cortez, L.L.P. for professional services relating to tax compliance, tax advice or tax planning in 2005 and 2004.

All Other Fees

The Company did not engage nor pay Burton McCumber & Cortez, L.L.P. for additional services, other than the services described above, in 2005 and 2004.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Company’s independent auditors must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the Company’s fiscal year ended December 31, 2005 were approved by the Audit Committee. In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2005, Burton McCumber & Cortez, L.L.P. only used full-time, permanent employees.

The Audit Committee has considered whether the provision by Burton McCumber & Cortez, L.L.P. of the services covered by the fees other than the audit fees is compatible with maintaining Burton McCumber & Cortez, L.L.P.’s independence and believes that it is compatible.

AUDIT COMMITTEE REPORT

General

The Audit Committee currently consists of one director who is independent as defined in the listing standards of Nasdaq. A brief description of the responsibilities of the Committee is set forth above under the heading “CORPORATE GOVERNANCE – Audit Committee.”

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management of the Company. The Audit Committee has discussed with Burton McCumber & Cortez, L.L.P., the Company’s independent accountants for the year ended December 31, 2005, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has also received the written disclosures and the letter from Burton McCumber & Cortez, L.L.P. required by Independence Standards Board Standard No. 1 (Independent Standards Board No. 1, Independence Discussions with Audit Committees), and has discussed with Burton McCumber & Cortez, L.L.P. its independence.

Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

During the year ended December 31, 2005, the Audit Committee approved in advance any and all audit services, including the audit engagement fees and terms, and non-audit services provided to the Company by its independent auditors (subject to the de minimus exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act). The independent auditors and the Company’s management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has forwarded this report on its activities with respect to its oversight responsibilities during the year ended December 31, 2005. The report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

Audit Committee of the Board of Directors

James Risher

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parris H. Holmes, Jr. (former Chairman of the Board and Chief Executive Officer of the Company) served on the Board of Princeton from September 1998 until March 2004. Mr. Holmes served as Chairman of the Board of Princeton from January 2002 until December 2002. David P. Tusa (former Chief Financial Officer of the Company) served as a member of the Board of Princeton from August 2001 until June 2002.

According to public filings, Mr. Holmes has been a member of the board of directors of Sharps Compliance Corp. (“Sharps”), an entity in which the Company formerly had an investment, since July 1998. Mr. Tusa was appointed Chief Financial Officer of Sharps in February 2003. A former member of the Company’s board of directors, Lee Cooke, served on the board of directors of Sharps from March 1992 until November 2004.

In August 2003, the Company issued 435,484 shares of its common stock to Mr. Holmes in exchange for a salary reduction of $135,000 for the employment period of October 1, 2003 to September 30, 2004. These shares were issued under the New Century Equity Holdings Corp. 1996 Employee Comprehensive Stock Plan, which allows for this type of issuance without any material amendments.

In November 2001, the Company entered into an Amended and Restated Employment Agreement (“Employment Agreement”) with Mr. Holmes. As part of the Employment Agreement, the Company entered into a Split-Dollar Life Insurance Agreement (“Insurance Agreement”) with a trust beneficially owned by Mr. Holmes pursuant to which the Company paid the annual insurance premium of approximately $172,000. The underlying life insurance policy had a face value of $4,500,000 and required remaining annual premium payments through March 2012, totaling $1,500,000. In December 2003, Mr. Holmes and the Company agreed to amend the Employment Agreement and terminate the provisions of the Employment Agreement related to the Insurance Agreement in exchange for payments by the Company to, and on behalf of, Mr. Holmes totaling approximately $700,000 in cash. Accordingly, the Company assigned to Mr. Holmes, and Mr. Holmes assumed, all future obligations and benefits related to the Insurance Agreement. Mr. Holmes released and discharged the Company from any further obligation to provide or fund any life insurance for the benefit of Mr. Holmes, including the Insurance Agreement. The entire $700,000 was included in general and administrative expenses during the year ended December 31, 2003. In December 2003, $200,000 of the total $700,000 was paid. The remaining $500,000 was accrued at December 31, 2003 and paid in January 2004. In conjunction with the Insurance Agreement, the Company relinquished its rights under two other split-dollar life insurance policies previously entered into with Mr. Holmes. All premiums had been paid under the two policies prior to 2004. The Company paid approximately $3,800 on behalf of Mr. Holmes in connection with the transfer of rights to Mr. Holmes.

Prior to Newcastle obtaining control of the Company, during the quarter ended June 30, 2004, the Company sold certain office furniture to Mr. Holmes for approximately $7,000 and provided Mr. Holmes with title to the automobile that had been furnished to him at no cost by the Company. The Company had purchased the office furniture for approximately $28,000 during the period October 1994 through April 2003 and the furniture had a book value of $4,000. Pursuant to the terms of his employment agreement, Mr. Holmes was provided with an automobile. The automobile was acquired by the Company for $75,000 in 2000. At the time of transfer, the net book value of the automobile was zero and the fair market value was $20,000. In accordance with the terms of Mr. Holmes’ employment agreement, the income taxes incurred by Mr. Holmes as a result of the transfer of title to him were borne by the Company.

The Company paid Mr. Holmes approximately $600,000 on June 2, 2004, purportedly as a result of a restricted stock grant as described below. In April 2000, the board of directors of the Company approved a restricted stock grant to Mr. Holmes. The restricted stock grant consisted of 400,000 shares of Princeton common stock and was modified in June 2001 to provide for certain anti-dilution and ratchet protections. The restricted stock grant vested on April 30, 2003. The Company expensed the fair market value of the restricted stock grant over the three-year period ended April 30, 2003. The Company recognized $150,000 during the year ended December 31, 2003, as compensation expense related to the stock grant. The Company has commenced an investigation of various transactions involving former management, including, among other things, the $600,000 payment.

In June 2004, when Newcastle acquired the Series A Preferred Stock, Mark Schwarz, Chief Executive Officer and Chairman of Newcastle Management, Steven J. Pully, President of Newcastle Management, and John Murray, Chief Financial Officer of Newcastle Management, assumed positions as Chairman of the Board, Chief Executive Officer and Chief Financial Officer, respectively, of the Company. Mr. Pully receives an annual salary of $150,000 as Chief Executive Officer of the Company. Newcastle Management is the general partner of Newcastle, which owns 4,807,692 shares of Series A Preferred Stock and 150,000 shares of Common Stock of the Company.

The Company’s corporate headquarters are currently located at 300 Crescent Court, Suite 1110, Dallas, Texas 75201, which are also the offices of Newcastle Management. Pursuant to an oral agreement, the Company currently occupies a portion of Newcastle Management’s space on a month-to-month basis at no charge. The Company also receives accounting and administrative services from employees of Newcastle Management at no charge.

PROCEDURES FOR CONTACTING DIRECTORS

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors generally or a specific director at any time by writing to: Corporate Secretary, New Century Equity Holdings Corp., 300 Crescent Court, Suite 1110, Dallas, Texas 75201. The Corporate Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors. The Corporate Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

LEGAL PROCEEDINGS

On August 11, 2004, Craig Davis, allegedly a stockholder of the Company, filed the Complaint in the Chancery Court of New Castle County, Delaware. The Complaint asserts direct claims, and also derivative claims on the Company’s behalf, against five former and three current directors of the Company. The individual defendants named in the Complaint are Parris H. Holmes, Jr., C. Lee Cooke, Jr., Justin L. Ferrero, Gary D. Becker, J. Stephen Barley, Stephen M. Wagner, Mark E. Schwarz and Steven J. Pully. The Company is a nominal defendant. Mr. Davis alleges in the Complaint that different director defendants breached their fiduciary duties to the Company. The allegations involve, among other things, transactions with, and payments to, Mr. Holmes, a former executive officer and director, and whether the Company operated as an unregistered investment company in violation of the Investment Company Act of 1940. Mr. Davis seeks the appointment of a receiver for the Company under Section 226(a) of the Delaware General Corporation Law and other remedies.

The Company and certain of the defendants responded to the Complaint by filing a motion to dismiss or stay the action on October 18, 2004, and on November 3, 2004, filed a memorandum of law in support of such positions. The motion to dismiss filed by the Company and various defendants was heard by the Chancery Court of New Castle County, Delaware on January 18, 2005. The court denied the motion to dismiss. On May 6, 2005, the Company and certain of the defendants filed a response in opposition to plaintiff’s motion for receiver. Mediation among parties named in the Complaint took place in Wilmington, Delaware on May 13, 2005. On May 31, 2005, Mr. Davis filed an amendment to the Complaint to include James Risher, a current director, and Newcastle as additional defendants. On July 8, 2005, the Company and certain defendants filed a supplemental response in opposition to plaintiff’s motion for appointment of receiver.

The Company is currently funding legal and professional fees of the defendants pursuant to indemnification arrangements that were in place during the respective terms of each of the defendants. The Company has met the $500,000 deductible as stipulated in the Company’s directors’ and officers’ liability insurance policy. The directors’ and officers’ liability insurance policy carries a maximum coverage limit of $5,000,000. As of December 31, 2005, the Company has recorded a receivable from the insurance carrier of approximately $1,522,000 for reimbursement of legal and professional fees incurred in excess of the policy deductible, in accordance with the provisions of the insurance policy. The Company has not received any reimbursement from the insurance carrier and continues to have ongoing discussions with the insurance carrier regarding reimbursement under the provisions of the policy. Nonpayment of the claim for reimbursement of legal and professional fees could have a material adverse effect on the financial condition and results of operations of the Company. The Company intends to vigorously seek enforcement of its rights under the policy.

On October 27, 2004, the Board of Directors appointed Messrs. Pully, Risher and Schwarz to a special litigation committee to investigate the claims of the plaintiff. Prior to the filing of the Complaint, the Company had commenced an investigation of various transactions involving former management, including, among other things, the payment of approximately $600,000 to Mr. Holmes in connection with a restricted stock agreement and the reimbursement of various expenses involving meals and entertainment, travel and other reimbursed expenses.

As part of the investigative work commenced by the Company prior to the filing of the Complaint, the Company sought reimbursement from Mr. Holmes for various amounts paid to him. The Company and Mr. Holmes were unable to agree on the amount that Mr. Holmes should reimburse the Company.

The Company had been notified by counsel to both Mr. Holmes and Mr. Tusa that each of Messrs. Holmes and Tusa believed that approximately $60,000 and $34,000, respectively, are owed to each of them under their respective consulting agreements. In addition to notifying both Messrs. Holmes and Tusa that their consulting services were not required and that no obligation therefore existed under their respective agreements, both had also been notified that the Company is investigating various transactions, including, among other things, the payment of approximately $600,000 to Mr. Holmes in connection with a restricted stock agreement and the reimbursement of various expenses involving meals and entertainment, travel and other reimbursed expenses. The Company disputes that any additional amounts are owed under the consulting agreements.

On April 13, 2006, the Company announced that it reached an agreement with all of the parties to the litigation to settle the lawsuit and all claims relating thereto. The principal terms of the settlement include, but are not limited to, the following: (a) the Company’s insurance carrier will contribute to a settlement fund in connection with the settlement and also reimburse the Company for certain legal and professional fees, which will also be contributed to the settlement fund, (b) Mr. Holmes will contribute $150,000 to the settlement fund, (c) counsel for the plaintiff in the litigation has requested payment of $935,000 for fees and expenses relating to the litigation from the settlement fund and the defendants in the lawsuit have agreed not to object to the award of such fees and expenses, (d) the balance in the settlement fund after payment of legal fees to counsel for the plaintiff is estimated to be approximately $2.26 million, which amount will be distributed to stockholders of the Company after the final approval of the settlement by the Delaware Chancery Court. A record date will be established following approval of the settlement by the Delaware Chancery Court. Stockholders of the Company as of the record date will be entitled to participate in the distribution from the settlement fund, however, the former directors of the Company who were parties to the settlement will not be entitled to receive any distributions from the settlement fund. Approval of the settlement by the Delaware Chancery Court is expected to take two to four months.

Pursuant to the transaction which resulted in Newcastle obtaining control of the Company, the Company agreed to indemnify Newcastle from any liability, loss or damage, together with all costs and expenses related thereto that the Company may suffer which arises out of affairs of the Company, its board of directors or employees prior to the transaction. The Company’s obligation to indemnify may be satisfied at the option of the purchaser by issuing additional Series A Preferred Stock to the purchaser, modifying the conversion price of the Series A Preferred Stock, a payment of cash or a redemption of Series A Preferred Stock or a combination of the foregoing. The Company and the purchaser have not yet determined whether events that have arisen since the closing will trigger the indemnity provisions.

On December 12, 2005, the Company received a letter from the SEC, based on a review of the Company’s Form 10-K filed for the year ended December 31, 2004, requesting that the Company provide a written explanation as to whether the Company is an “investment company”

(as such term is defined in the Investment Company Act of 1940). The Company provided a written response to the SEC, dated January 12, 2005, stating the reasons why it believes it is not an “investment company”. The Company continues to provide certain confirmatory information requested by the SEC.

During February 2006, the Company entered into an agreement with a former employee to settle a dispute over a severance agreement that the employee had entered into with the Company. The severance agreement, which was executed by former management, provided for a payment of approximately $98,000 upon the occurrence of certain events. The Company paid approximately $85,000 to settle all claims associated with the severance agreement.

PROPOSALS FOR THE 2007 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”), and intended to be presented at the Company’s 2007 Annual Meeting of Stockholders, must be received by the Company and addressed to the Corporate Secretary at 300 Crescent Court, Suite 1110, Dallas, Texas 75201, no later than February 2, 2007 to be considered for inclusion in the Company’s proxy materials for that meeting. After December 29, 2006, notice to the Company of a stockholder proposal will be considered untimely and the person named in proxies solicited by the Board of Directors of the Company for its 2007 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal.

Requirements for Stockholder Proposals Outside the Scope of Rule 14a-8

A stockholder may present a proposal for consideration at the 2007 Annual Meeting of Stockholders by providing written notice in a timely manner to the Secretary of the Company setting forth the following information: a brief description of the proposal to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address of the stockholder making the proposal; the class and number of shares of the Company which are beneficially owned by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals specified in the notice. To be timely, notice must be received by the Company (a) in the case of an annual meeting, not less than 120 days prior to the date of the Company’s proxy materials for the previous year’s annual meeting, or (b) in the case of a special meeting, not less than the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. No business shall be conducted at a meeting except business brought before the annual meeting in accordance with the procedures set forth above. If the Chairman or other officer presiding at a meeting determines that the stockholder proposal was not properly brought before such meeting, such proposal will not be introduced at such meeting.

Requirements for Stockholder Nominations of Directors

The advance notification procedures that stockholders must follow in order to nominate directors (the “Nomination Procedure”), set forth in Section 8.3 of the Charter and Section 3.16 of the By-Laws, provides that only persons who are nominated by or at the direction of the Board of Directors, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors. To be timely, notice must be received by the Company (a) in the case of an annual meeting, not less than 90 days prior to the annual meeting, or (b) in the case of a special meeting, not later than the seventh day following the day on which notice of such meeting is first given to stockholders.

Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person or persons at a meeting for election as a director must contain certain information, including the name and address of the stockholder who intends to make the nomination and the person to be nominated, a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy to nominate the person, a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made, such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Proxy Rules of the SEC had the nominee been nominated by the Board of Directors and the consent of such nominee to serve as a director if so elected. If the Chairman presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

ANNUAL REPORT

Any stockholder of the Company may obtain without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (without exhibits), including the Company’s certified financial statements, as filed with the SEC, by writing to the Corporate Secretary, New Century Equity Holdings Corp., 300 Crescent Court, Suite 1110, Dallas Texas 75201.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The cost of preparing, assembling and mailing this Proxy Statement is being paid by the Company. In addition to solicitation by mail, Company directors, officers and employees may solicit proxies by telephone or other means of communication. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

By order of the Board of Directors,

Steven J. Pully

Secretary

April 28, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NEW CENTURY EQUITY HOLDINGS CORP.

Proxy Card for Holders of Common Stock

Annual Meeting of Stockholders

June 2, 2006

The undersigned, a stockholder of New Century Equity Holdings Corp., a Delaware corporation (the “Company”), does hereby appoint Mark E. Schwarz and Steven J. Pully, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 300 Crescent Court, Suite 1110, Dallas, Texas, on June 2, 2006 at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

To ratify the appointment of Burton McCumber & Cortez, L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 2006.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: _______________________, 2006

_____________________________ (L.S.)

_____________________________ (L.S.)

Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.